Exhibit (a)(1)(I)
ANALOG DEVICES WELCOME TO THE ANALOG DEVICES STOCK OPTION EXCHANGE PROGRAM WEBSITE Please enter your 9-digit Personal Identification Number (PIN} that you received with the Stock Option Exchange Program materials via email sent on or around August 28th, 2009 or regular mail if you received a hard copy If you do not have your PIN, please contact BNY Mel I on Shareowner Services TheCall Center is open Won to Fri from Bam to 2am, New York City Time 65854140 (Direct Dial from All ADI Locations! Personal Identification Number (PIN}: Continue j The Analog Devices Stock Option Exchange Program expires at Midnight, September 25th, 2009 Please note that all times described for the Stock Option Exchange Program are New York City Time (U.S Eastern Daylight Savings Time}, no matter where you are located If you have questions, please contact DNY Mellon Shareowner Services The Call Center is open MontoFrifrom Bam to 2am, New YorkCity Time 6585-4140 (Direct Dial from All ADI Locations} +781-461 -4140 (If calling from outside an ADI facility — not a toll-free number}

WELCOME TO THE ANALOG DEVICES STOCK OPTION EXCHANGE PROGRAM WEBSITE Click on the links below to view details of the Analog Devices Stock Option Exchange Program Letter to Employees from J era Id G Fishman, President and CEO (1 page! Stock Option Exchange Program “Questions and Answers” (5 pages! Detailed “Offer to Exchange” Document ISO pages! 2005 Stock Incentive Plan (10 pages! Sample Stock Option Confirming Memorandum 12 pages! Country Supplement (2 pages! Terms and Conditions (2 pages! Stock Option Exchange Website Training Video for Employees (Windows Media File! Stock Option Exchange Website Training Video for Employees (RealPlayer File! After you have reviewed these documents, please click the Continue button below to proceed Continue The Analog Devices Stock Option Exchange Program expires at Midnight, September 25th, 2009, Please note that all times described for the Stock Option Exchange Program are New York City Time (U.S Eastern Daylight Savings Time}, no matter where you are located If you have questions, please contact BUY Mellon Shareowner Services TheCall Center is open Mou to Fri from Bam to 2am, Mew York City Time. 6585^*140 (Direct Dial from All ADI Locations} +781-461-4140 (If calling from outside an ADI facility — not a toll-free number}

WELCOME TO THE ANALOG DEVICES STOCK OPTION EXCHANGE PROGRAM WEBSITE ELECTION FORM Test Optionee 2 EmplD:1689 252 W London St 23-Aug-2009 Lowell, MA 01852 Below are your current outstanding eligible stock options Please make your exchange selection by clicking the “Keep Original Grant” or “Exchange for,,,” button on each eligible grant and then click “Submit” Model Click here for a tool designed to help you decide if you want to participate in this program Original Original Original Original Options Original Options Keep Options Expiration Options Currently Vesting Detail Original Grant Date Date Grant Price Outstanding Grant #1 (M-Jan2007 04-Jan2Q17 533.41 116 46 Options Currently Vested 70 Options Unvested Exchange Amount This Exchange will result in a — OR— Ratio of Cash cash payment to you, since it O Exchange would have provided fewer For Cash 1.25to1 ESOS than the minimum required 100 options D By checking this box, I confirm that I have read and agree to all the Terms and Conditions of the exchange offer Please click here to view the Terms and Conditions

I Model Click here for a tool designed to help you decide if you want to participate in this program Original Original Original Original Options Original Options Keep Options Expiration Options Currently Vesting Detail Original Grant Date Date Grant Price Outstanding Grant #1 04-Jan2007 04-Jan2Q17 5S3.41 116 46 Options Currently Vested 70 Options Unvested Exchange Amount This Exchange will result in a — OR— Ratio of Cash cash payment to you since it Q Exchange would have provided fewer For Cash 1.25to1 S60S than the minimum required 100 options D By checking this box, I confirm that I have read and agree to all the Terms and Conditions of the exchange offer. Please click here to view the Terms and Conditions of the Program Submit I Click here to submit your election form (You may make changes to your election any time prior to the expiration of the exchange offer at Midnight, September 25th, 2009, Hew York City Time by resubmitting this election form} The Analog Devices Stock Option Exchange Program expires at Midnight, September 25th 2009, Please note that all times described for the Stock Option Exchange Program are New Vork City Time (U.S Eastern Daylight Savings Time}, no matter where you are located, If you have questions, please contact BNY Mel I on Shareowner Services TneCall Center is open MontoFrifrom Sam to 2am, Hew York City Time 65854140 (Direct Dial from All ADI Locations} +781-461-4140 (If calling from outside an ADI facility -not a toll-free number}

WELCOME TO THE ANALOG DEVICES STOCK OPTION EXCHANGE PROGRAM WEBSITE MODEL/DECISION TOOL Test Optionee 2 Emp ID: 1639 252 W London St 23-Aug-2009 Lowell, MA 01852 This tool is designed to help you decide if you want to participate in this prog ram The items shown in the blue columns refer to your current eligible stock option grants, The green columns a re the new stock options or cash you may receive if you choose to participate in the exchange, The column labeled “Exchanged Break-Even Market Price” is the Analog Devices stock price at which the gain on your original stock option grants equals the gain on the new stock option grants, if exchanged By entering your own assumed future stock price or by changing the assumed new grant price (shown in yellow), you can see what the gain may be on your original stock option grants as compared to the new grants, Click the “Update” button after you have entered anynewpricestosee the revi s ed potent! a I g a i n s, NOTE: If you accept the offer to exchange any of your grants for new grants, the vesting schedule of your exchanged grants will change i—-,,, g^l Enter the “Assumed New Grant Price if Exchanged” I—-—:—I (Th i s repres ents th e stock pri ce you expect on 2 8 — £ ep-2 0 0 9} Updates the chart to com pa re what the potential gains could be on your original grants versus [ Update the new grants at your “Assumed New Grant Strike Price if Exchanged” and “Assumed Future Stock Prices” r Number of — Original Assumed Original New ^^V 3 n” 9 Assumed Potential Gain , , Original , ,,.. Cash if Break- Potential Gain 7 Options New Grant Options Exchange Options if ... Future on Current Options , “‘.., Ongma Ever .-.,,,, on New Grants Grant Date ^rant F P “ C h n tTn* n’T G ™’ ^ rket p Grants ,f NOT |f ^ Price Exchanged Outstanding Grant , , , Prices Exchanged , , Exchanged Price Exchanged ^ •

columns refer to your current eligible stock option grants, The green columns are the new stock options or cash you may receive if you choose to participate in the exchange, The column labeled “Exchanged Break-Even Market Price” is the Analog Devices stock price at which the gain on your original stock option grants equals the gain on the new stock option grants, if exchanged By entering your own assumed future stock price or by changing the assumed new grant price (shown in yellow), you can see what the gain may be on your original stock option grants as compared to the new grants, Click the “Update” button after you have entered anynewpricestosee the revi s ed potent! a I g a i n s, NOTE: If you accept the offer to exchange any of your grants for new grants, the vesting schedule of your exchanged grants will change i—-,- ,,,! Enter the “Assumed Mew Grant Price if Exchanged” I—-—:—I (Th i s repres ents th e stock pri ce you expect on 2 8 — S ep-2 0 0 9} Updates the chart to com pa re what the potent! a I gains could be on your original grants versus [ Update the new grants at your “Assumed New Grant Strike Price if Exchanged” and “Assumed Future Stock Prices” Number of            Original Assumed Original New A ™T “f^” 9 Assumed Potential Gain ,        , Original      , r , Cash if Break r , . Potential Gain 7 Options New Grant Options Exchange Options if      , Future onCurrent Options .         , •’. Ongma Ever ,, on Hew Grants tnt Grant Price if Currently Ratio Original ’ J . Stock Grants if NOT Grant Bate            Grant Market            if Exchanged Price Exchanged Outstanding Grant            Prices Exchanged            Exchanged Price
Exchanged 04 Jan2007 $33.41 519.52 116 1.25 to 1 I S60S 365.64 Return Return to the Stock Option Exchange Election Form The Analog Devices Stock Option Exchange Program expires at Midnight September 25th 2009 Please note that all times described for the Stock Option Exchange Program are (Jew York City Time (U.S Eastern Daylight Savings Time} no matter where you are located If you have questions pi ease contact BUY Mel I on Shareowner Services TheCall Center is open Mon to Fri from Sam to 2am Hew York City Time 65854140 (Direct Dial from All ADI Locations} +781 461 4140 (If calling from outside an ADI facility not a toll free number}

WELCOME TO THE ANALOG DEVICES STOCK OPTION EXCHANGE PROGRAM WEBSITE ELECTION SUMMARY Test Optionee Z Emp ID: 26280 3 Rustic Lane 23 Aug 2009 Wilmington MA 01887 The foil owing stock option exchange election form was received by BHY Mellon Shareowner Services on 21 Aug 2009 at 01:14:17 PM Hew York City Time If you would like to change your election please make your new selection by clicking the “Keep Original Grant” or “Exchangefor...” button for each eligible grant and then click “Resubmit” If y ou wou I d I i ke to keep you r el ecti on a s s h own bel ow pi ea s e cl i ck on th e “ Log out’ ‘button Original Original Original Original Options Original Options Options Expiration Options Currently Vesting Detail eep Grant Date Date Grant Price Outstanding s Original G ‘ SL ant 16 JUI2007 16 JUI2017 539.26 10 000 4 000 Options Currently Vested 6.000 Options Unvested New New New Exchange New Options New Options Grant Expiration Grant Ratio Issued Vesting Detail — OR — Date Date Price Exchange For New 2S Sep2009 2S Sep2Q14 Closing 1.25to1 £.000 33 1 /31t if New 0ptions Vest Grant NYSE Market on 2S Sep 2010 2011 AN 0 Price on 2B 2012 Sep 09

Original Original Original Original Options Original Options Options Expiration Options Currently Vesting Detail Grant Date Date Grant Price Outstanding Original G ^ ant 16 JUI2DQ7 16 Jul2017 139.26 10 000 4 000 Options Currently Vested 6.000 Options Unvested New New New Exchange New Options New Options Grant Expiration Grant Ratio Issjed Vesting Detail — OR— Date Date Price Exchange ForNew 28 Sep2009 2S Sep2014 Closing 1.25to1 £.000 33 1 % if Nsvi 0ptionsVest Grant NYSE Market on 2S Sep 2010 2011 AND Price on 23 2012 Sep 09 Resubmit I Click here to resubmit your revised election form (You may make changes to your election anytime prior to the expiration of the exchange offer at Midnight September 25th 2009 New York City Time by resubmitting this election form} [ Logout I Logout of the stock Option Exchange Website and leave my current election form unchanged I Model I Click here for a tool designed to help you decide if you want to participate in this program The Analog Devices Stock Option Exchange Program expires at Midnight September 25th 2009 Please note that all times described for the Stock Option Exchange Program are New York City Time (U.S Eastern Daylight Savings Time} no matter where you are located If you have questions please contact BUY Mellon Shareowner Services TheCall Center is open MontoFrifrom Sam to 2am Mew York City Time 6585 4140 (Direct Dial from All ADI Locations} +781 461 4140 (If calling from outside an ADI facility not a toll free number}

WELCOME TO THE ANALOG DEVICES STOCK OPTION EXCHANGE PROGRAM WEBSITE You have logged out of the Analog Devices Stock Option Exchange Website Please be advised that you CANNOT update your election form after the Analog Devices Stock Option Exchange Program expires at midnight September 25th 2009 You may return to this website at anytime before the expiration date to resubmityour election I Return Return to the Stock Option Exchange Login The Analog Devices Stock Option Exchange Program expires at Midnight September 25th 2009 Please note that all times described for the Stock Option Exchange Program are New Vork City Time (U.S Eastern Daylight Savings Time} no matter where you are located If you have questions please contact BUY Mellon Shareowner Services TheCall Center is open MontoFrifrom Sam to 2am Hew York City Time 6585 4140 (Direct Dial from All ADI Locations! +781 461 4140 (If calling from outside an ADI facility not a toll free number}